Exhibit 10.9

CO-INVESTMENT SECURITIES PURCHASE AGREEMENT

        This Co-Investment Securities Purchase Agreement (this "Agreement"), dated as of September 26, 2007, is made and entered into by and between Hicks Acquisition Company I, Inc., a Delaware corporation (the "Company"), and Thomas O. Hicks ("Buyer"). Buyer and the Company are collectively referred to herein as the "Parties."

RECITALS:

        WHEREAS, Buyer wishes to purchase from the Company 2,000,000 shares of the Company's Common Stock, par value $0.0001 per share (the "Shares") and warrants, in the form attached hereto as Exhibit A, to purchase 2,000,000 shares of the Company's Common Stock (the "Warrants" and, together with the Shares, the "Securities"); and

        WHEREAS, Buyer wishes to purchase the Securities from the Company and the Company wishes to sell the Securities to Buyer on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

        NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

        The terms defined in this ARTICLE I shall have for all purposes of this Agreement the respective meanings set forth below:

        "Business Combination" means a business combination with one or more target businesses that have an aggregate fair market value of at least 80% of the initial amount held in the Trust Account (excluding the amount held in the Trust Account representing the underwriters' deferred commission).

        "Buyer" has the meaning set forth in the preamble to this Agreement.

        "Closing" has the meaning set forth in Section 2.3 of this Agreement.

        "Closing Date" has the meaning set forth in Section 2.3 of this Agreement.

        "Common Stock" means the common stock, $0.0001 par value per share, of the Company.

        "Company" has the meaning set forth in the preamble to this Agreement.

        "Consent" means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

        "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar reorganized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.

        "Law" means any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Body.

        "Lien" means a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics' or other Liens incurred in the Company's ordinary course of business or (ii) Liens for taxes incurred but not yet due.

        "Order" means an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator.

        "Parties" has the meaning set forth in the recitals to this Agreement.

        "Permit" means a permit, license, certificate, waiver, notice or similar authorization to which Buyer is a party or by which Buyer is bound or any of its assets are subject.

        "Purchase Price" has the meaning set forth in Section 2.2 of this Agreement.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of            , 2007, among the Company, Buyer, Sponsor, William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the United States Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

        "Securities" has the meaning set forth in the recitals to this Agreement.

        "Shares" has the meaning set forth in the recitals to this Agreement.

        "Sponsor" means HH-HACI, L.P., a Delaware limited partnership.

        "Trust Account" means the trust account into which a portion of the net proceeds of the Company's initial public offering, pursuant to a Registration Statement on Form S-1, File No. 143747, filed with the Securities and Exchange Commission, will be deposited.

        "Warrant" shall have the meaning set forth in the recitals to this Agreement.

ARTICLE II
PURCHASE OF SECURITIES

        Section 2.1    Purchase and Sale of Securities.    Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, on the Closing Date, the Company shall sell and deliver to Buyer, and Buyer shall purchase from the Company, the Securities, in consideration of the payment of the Purchase Price noted herein.

        Section 2.2    Purchase Price.    As payment in full for the Securities being purchased under this Agreement and against delivery of the certificates therefor, on the Closing Date, Buyer shall pay $20,000,000 to the Company by wire transfer of immediately available funds to the account specified by the Company to Buyer at least one business day prior to the Closing Date or by such other method as may be reasonably acceptable to the Company, (the "Purchase Price").

        Section 2.3    Closing.    The closing of the purchase and sale of the Securities (the "Closing") shall be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, or such other place as may be agreed upon by the parties hereto, immediately prior to the closing of a Business Combination on the day on which the Business Combination closes (the "Closing Date").

        Section 2.4    Closing Deliveries.    All actions taken at the Closing shall be deemed to have been taken simultaneously.

          (a)    Buyer Deliveries.    At the Closing Buyer shall deliver to the Company the Purchase Price and counterpart signature pages to this Agreement executed by any Permitted Transferees pursuant to Section 5.1 hereof.

          (b)    Company Deliveries.    At the Closing, the Company shall deliver to Buyer the certificates representing the Securities.

        Section 2.5    Conditions Precedent to the Obligations of Buyer and the Company.    (a)    Each of Buyer's and the Company's obligation to consummate the Closing is subject to (i) the Company having entered into a definitive agreement relating to a Business Combination, (ii) the Business Combination is approved by a majority of votes cast by the Company's stockholders at a duly held stockholders meeting, (iii) an amendment to the Company's amended and restated certificate of incorporation to provide for the Company's perpetual existence must have been approved by the holders of a majority of the Company's outstanding shares of common stock, and (iv) public stockholders of the Company owning no more than 30% (minus one share) of the Company's outstanding shares of common stock sold in the Company's initial public offering shall have both voted against the business combination and exercised their conversion rights.

        Section 2.6    Further Assurances.    The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

        Buyer represents and warrants to the Company that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement.

        Section 3.1    Investment Representations.

          (a)   Buyer is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

          (b)   Buyer has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

          (c)   Buyer hereby acknowledges that an investment in the Securities involves certain significant risks. Buyer acknowledges that there is a substantial risk that it will lose all or a portion of its investment and it is financially capable of bearing the risk of such investment for an indefinite period of time. Buyer has no need for liquidity in its investment in the Securities for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Buyer understands that there presently is no public market for the Securities and none is anticipated to develop in the foreseeable future. Buyer's present financial condition is such that Buyer is under no present or contemplated future need to dispose of any portion of the Securities subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. Buyer's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.

          (d)   Buyer acknowledges that the Securities have not been and will not be registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Securities thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Buyer's representations and warranties set forth herein. Buyer acknowledges and hereby agrees that the Securities will not be transferable under any circumstances unless Buyer either registers the Securities in accordance with federal and state securities laws or finds and complies with an exemption under such laws. Accordingly, Buyer hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.

          (e)   There are substantial risk factors pertaining to an investment in the Company. Buyer acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and Buyer is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

          (f)    Buyer has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the

  Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist Buyer in evaluating the advisability of the purchase of the Securities and an investment in the Company. Buyer further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Securities and an investment in the Company. Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

          (g)   Buyer understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Section 4.1    Organization and Good Standing.    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

        Section 4.2    Power and Authority; Enforceability.    This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Company.

        Section 4.3    No Violation; Necessary Approvals.    Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, Contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company's organizational documents as in effect on the Closing Date, (b) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (c) require any Consent under any Contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Securities.

        Section 4.4    Capitalization.    The Company's authorized capital stock consists of 225,000,000 shares of Common Stock, of which 11,500,000 shares are issued and outstanding and no shares are held in treasury and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. All of the issued and outstanding Shares: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities Laws, (c) were not issued in breach or violation of, or did not cause as a result of the issuance thereof a default under, any contract with or right granted to any other person.

        Section 4.5    Authorization of the Securities.    The Shares have been duly authorized and, when issued in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable shares of Common Stock and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws.

ARTICLE V
ASSIGNMENT AND TRANSFER

        Section 5.1    Assignment by Buyer.    Notwithstanding anything herein to the contrary, from the date hereof until the Closing Date, Buyer may assign to any of his controlled affiliates (collectively, the "Permitted Assignees"), the right to purchase any portion of the Securities (the "Assigned Securities"). In the event of such an assignment, such Permitted Assignees will assume Buyer's obligations under this Agreement in regards to the Assigned Securities. Each Permitted Assignee will pay to the Company at the Closing a pro rata portion of the Purchase Price in exchange for the Assigned Securities and will be bound by the restrictions imposed on the Assigned Securities by this Agreement, including the restrictions set forth in Section 5.2 hereof. Each Permitted Assignee will execute a counterpart signature page to this Agreement, agreeing to be bound by the provisions of this ARTICLE V. At the Closing, the Company will deliver to such Permitted Assignees the certificates representing the Assigned Securities.

        Section 5.2    Transfer Restrictions.

          (a)   During the period from the Closing Date until 180 days after the Company's completion of a Business Combination (the "Lock-Up Period"), Buyer shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Shares, the Warrants or the Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for Shares or such Warrants or other rights to purchase Shares or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, the Warrants or the Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for Shares or such Warrants or other rights to purchase Shares or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in Section 5.2(a)(i) or (ii).

          (b)   Notwithstanding the foregoing, Buyer or a Permitted Assignee may transfer any of the Securities (i) to the Company's officers or directors, any affiliates or family members of any of the Company's officers or directors or any affiliates of the Sponsor; (ii) in the case of Buyer, by gift to a member of Buyer's immediate family or to a trust, the beneficiary of which is a member of Buyer's immediate family, an affiliate of Buyer or a charitable organization; (iii) in the case of Buyer, by virtue of the laws of descent and distribution upon death of Buyer; (iv) in the case of a Permitted Assignee, by virtue of the laws of the state of such Permitted Assignee's organization or such Permitted Assignee's organizational documents upon dissolution of such Permitted Assignee; (v) in the case of Buyer, pursuant to a qualified domestic relations order; or (vi) in the event of the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company's consummation of a Business Combination, provided, however, that the permissive transfers set forth above may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement. During the applicable Lock-Up Period, Buyer shall not grant a security interest in any portion of the Securities.

          (c)   After the Lock-Up Period has elapsed, the Securities shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration, other than Regulations S of the Securities Act. The Company and Buyer each acknowledge that pursuant to the Registration Rights Agreement, Buyer may request a registration statement relating to the Sponsor Securities be filed with the SEC; provided that such registration statement does not become effective prior to the end of the Lock-Up Period.

ARTICLE VI
MISCELLANEOUS

        Section 6.1    Failure to Purchase.    Each of Sponsor and the Company understands and agrees that in the event that Buyer, or a Permitted Assignee of Buyer, fails to purchase the Securities in accordance with, and subject to, the terms of this Agreement, the Company will purchase, and the Sponsor will sell, for an aggregate purchase price of $1000, all of the founder's units (as defined in the Company's Registration Statement on Form S-1, File No. 333-143747, relating to its initial public offering) held by the Sponsor as of the date hereof (after giving effect to (i) a 1.5-for-1 stock split in July 2007, (ii) the transfer of an aggregate of 230,000 founder's units to certain director nominees of the Company, and (iii) any forfeiture of founder's units as a result of the failure of the underwriters in the Company's initial public offering to exercise their over-allotment option).

        Section 6.2    Entire Agreement.    This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

        Section 6.3    Successors.    All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

        Section 6.4    Assignments.    Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 6.4 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

        Section 6.5    Waiver of Jury Trial.    THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

        Section 6.6    Counterparts.    This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

        Section 6.7    Headings.    The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

        Section 6.8    Governing Law.    This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

        Section 6.9    Amendments.    This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

        Section 6.10    Severability.    The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

        Section 6.11    Expenses.    Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

        Section 6.12    Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

        Section 6.13    Waiver.    No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
HICKS ACQUISITION COMPANY I, INC.
By:	/s/ JOSEPH B. ARMES Joseph B. Armes President, Chief Executive Officer and Chief Financial Officer

BUYER:
/s/ THOMAS O. HICKS Thomas O. Hicks

        IN WITNESS WHEREOF, and solely for the purposes of Section 6.1 of this Agreement, the undersigned has executed this Agreement as of the date first written above.

SPONSOR:
HH-HACI, L.P.
By: HH-HACI GP, LLC, its general partner
By:	/s/ THOMAS O. HICKS Thomas O. Hicks Sole Member and Manager

Co-Investment Securities Purchase Agreement Signature Page